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                                            TELEDYNE, INC.
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                                                                 [Teledyne Logo]

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NEWS RELEASE

FOR IMMEDIATE RELEASE                                Contact:  Rosanne O'Brien
                                                               Teledyne, Inc.
                                                               310/551-4265

             DR. WILLIAM OUCHI NAMED TO TELEDYNE BOARD OF DIRECTORS

    LOS ANGELES, Calif., APRIL 24, 1996 -- William G. Ouchi, well-known author and professor of management in the Anderson Graduate School of Management at UCLA, has been named to the Board of Directors of Teledyne, Inc. (NYSE:TDY). This appointment expands the number of Teledyne directors to nine.

    Dr. Ouchi's first book, THEORY Z: HOW AMERICAN MANAGEMENT CAN MEET THE JAPANESE CHALLENGE, was a national best seller and has been published in 14 foreign editions. For more than 20 years, Dr. Ouchi, 52, has served as a management consultant to several of the largest manufacturing corporations in the world. Dr. Ouchi also served as advisor and then Chief of Staff to Los Angeles Mayor Richard Riordan from 1993 to 1995.

    "Dr. Ouchi is an internationally respected expert on management both in the academic and business environments. We look forward to his valuable contributions to Teledyne's Board," said William P. Rutledge, Teledyne chairman and chief executive officer.

    Dr. Ouchi holds a bachelor's degree from Williams College, an MBA from Stanford, and a doctorate from the University of Chicago.

    Dr. Ouchi, a member of UCLA's faculty since 1979, teaches management and organization design and conducts research on the structure of large organizations, especially high-technology manufacturing companies and automobile manufacturers. Prior to joining UCLA, he taught at the University of Chicago and Stanford University. He also continues as Chairman of the Riordan Programs, which serve minority high school and college students in Southern California.

    Currently, Dr. Ouchi serves on the Boards of Directors of First Federal Bank of California, Williams College, KCET public television, California Community Foundation, and the Commission on Presidential Debates. He is also a member of the Consumer Advisory Committee of the U.S. Securities and Exchange Commission, and of the Real Estate Advisory Committee of the Trust Company of the West.

    Teledyne, Inc. is a federation of technology-based businesses serving worldwide customers with commercial and government-related aviation and electronics products; high-value specialty metals for consumer, industrial and aerospace applications; and industrial and consumer products.

Teledyne Corporate Relations Department  2049 Century Park East  Los Angeles, CA
                       90067-3101  Telephone 310-551-4268